HILLS
                                 BANCORPORATION
                                   EXHIBIT 11


                STATEMENT RE COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARES



                                                                      Year Ended December 31,
                                                              ---------------------------------
                                                                 1996       1995        1994
-----------------------------------------------------------------------------------------------


Shares of common stock, beginning .........................   1,463,604   1,463,319   1,462,866
                                                              =================================

Shares of common stock, ending ............................   1,465,385   1,463,606   1,463,319
                                                              =================================
Computation of weighted average number of common and
   common equivalent shares:
   Common shares outstanding at the beginning of the year .   1,463,604   1,463,319   1,462,866
   Weighted average number of shares issued ...............       1,780          --          --
   Weighted average of the common equivalent shares
      attributable to stock options granted, computed under
      the treasury stock method ...........................      13,968       9,465       6,480
                                                              ---------------------------------
              Weighted average number of common and
                 common equivalent shares .................   1,479,352   1,472,784   1,469,346
                                                              =================================

Net income (In Thousands) .................................   $   6,144  $    5,257  $    4,934
                                                              =================================

Earnings per common and common equivalent share ...........   $    4.15  $     3.57  $     3.36
                                                              =================================

Dividends per common share ................................   $    0.95  $     0.87  $     0.80
                                                              =================================


The above information is retroactively restated for a three-for-one stock split in 1996.